Exhibit 28(i)(1)



                               CONSENT OF COUNSEL

     We consent to the reference to our Firm under the heading "Counsel" in Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A of GAMCO International Growth Fund, Inc. as filed with the Securities and Exchange Commission on or about April 30, 2010.

/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP
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PAUL, HASTINGS, JANOFSKY & WALKER LLP

New York, New York
April 30, 2010